Exhibit 99.B(d)(102)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Thornburg Investment Management, Inc.

As of December 21, 2009, as amended April 7, 2010 and June 30, 2010

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-US Fund

Screened World Equity Ex-US Fund

SEI Investments Management Corporation	Thornburg Investment Management, Inc.

By: /s/ David McCann	By: /s/ Peter Trevisani

Name: David McCann	Name: Peter Trevisani

Title: Vice President	Title: Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Thornburg Investment Management, Inc.

As of December 21, 2009, as amended April 7, 2010 and June       , 2010

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

World Equity Ex-US Fund and Screened World Equity Ex-US Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust World Equity Ex-US Fund and the SEI Institutional Investments Trust Screened World Equity Ex-US Fund and the average daily value of the Assets of any other global-international equity SEI mutual fund or account (each a “Global-International Equity Fund”, collectively the “Global-International Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services.  Each Global-International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Global-International Equity Funds managed by Sub-Adviser (as set forth below).

X.XX% of the average daily value of the Assets on the first $XXX million

X.XX% of the average daily value of the Assets on the next $XXX million

X.XX% of the average daily value of the Assets over $XXX million

As of the effective date of this Schedule B the Global-International Equity Funds are as follows:

•                  SEI Institutional Investments Trust World Equity Ex-US Fund

•                  SEI Institutional Investments Trust Screened World Equity Ex-US Fund

SEI Investments Management Corporation	Thornburg Investment Management, Inc.

By:	By:

/s/ David McCann	/s/ Peter Trevisani

Name:	Name:

David McCann	Peter Trevisani

Title:	Title:

Vice President	Managing Director